Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Bob Puccini Investor Relations (720) 895-7787 bob.puccini@arrisi.com

ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED

SECOND QUARTER 2013 RESULTS

Suwanee, Ga. (August 7, 2013) ARRIS Group, Inc. (NASDAQ:ARRS), today announced preliminary and unaudited financial results for the second quarter 2013.

On April 17, 2013 the Company closed the acquisition of Motorola Home. As a result, comparisons to prior periods will be significantly impacted.

Revenues in the second quarter 2013 were $1,000.4 million as compared to second quarter 2012 revenues of $349.3 million and as compared to first quarter 2013 revenues of $353.7 million. The Company estimates that prior to the close of the acquisition, Motorola Home recorded approximately $66 million of revenue in the second quarter. Through the first two quarters of 2013 and 2012, revenues were $1,354.0 million and $652.2 million, respectively. As previously disclosed, the first quarter 2013 revenue reflects a $13.2 million reduction related to Comcast’s investment in ARRIS associated with the Company’s acquisition of Motorola Home.

Adjusted net income (a non-GAAP measure) in the second quarter 2013 was $0.46 per diluted share, compared to $0.25 per diluted share for the first quarter 2013 and $0.25 per diluted share for the second quarter 2012. The Company estimates that prior to the close of the acquisition, Motorola Home generated an operating loss of approximately $(30) million or an equivalent impact of $(0.15) per share had that result been included in the Company’s second quarter results. Year to date, adjusted net income was $0.72 per diluted share for 2013 as compared to $0.44 per diluted share in 2012.

GAAP net loss in the second quarter 2013 was $(0.37) per diluted share, as compared to second quarter 2012 GAAP net income of $0.13 per diluted share and first quarter 2013 GAAP net loss of $(0.13) per diluted share. Year to date, GAAP net loss was $(0.52) per diluted share in 2013 as compared to GAAP net income of $0.18 per diluted share in 2012. A reconciliation of adjusted net income to GAAP net income per diluted share is attached to this release and also can be found on the Company’s website (www.arrisi.com).

The Company ended the second quarter 2013 with $764.1 million of cash resources, which includes $741.2 million of cash, cash equivalents and short-term investments, and $22.9 million of long-term marketable security investments, as compared to $631.3 million, in the aggregate, at the end of the first quarter 2013. The Company generated $294.0 million of cash from operating activities during the second quarter 2013 and $344.0 million through the first six months of 2013, which compares to $30.6 million and $65.9 million generated during the same periods in 2012. Much of the cash from operating activities relates to working capital changes, in particular accounts payable and inventory. Accounts payable was affected by transitional services provided by Google, following the Motorola Home acquisition. In the third quarter 2013 the Company anticipates decreasing accounts payable and accrued liabilities by approximately $200 million. The Company and Google have settled certain litigation matters for which the Company’s maximum liability is $50 million under the terms of the acquisition agreement. The Company anticipates paying the litigation settlement in the third quarter 2013.

Order backlog at the end of the second quarter 2013 was $534.9 million as compared to $251.9 million and $282.1 million at the end of the second quarter 2012 and the first quarter 2013, respectively. The Company’s book-to-bill ratio in the second quarter 2013 was 0.95 as compared to the second quarter 2012 of 0.93 and the first quarter 2013 of 1.17.

“I am very pleased with our second quarter and first half results. The industry continues to react positively to our Motorola Home acquisition. Our integration plans are well on their way and ahead of schedule.” said Bob Stanzione, ARRIS Chairman and CEO. “I am encouraged by the progress we are making in delivering new products to our customers and by an improving business climate.”

“Our second quarter results were in line with our previously announced revenue guidance and above our Non GAAP EPS guidance, reflecting a strong start to our integration actions,” said David Potts, ARRIS EVP & CFO. “With respect to the third quarter 2013, we now project that revenues for the Company will be in the range of $1,050 to $1,080 million, with adjusted net income per diluted share in the range of $0.32 to $0.37 and GAAP net loss per diluted share in the range of $(0.07) to $(0.12).”

ARRIS management will conduct a conference call at 5:00 pm EDT, today, Wednesday, August 7, 2013, to discuss these results in detail. You may participate in this conference call by dialing 888-713-4213 or 617-213-4865 for international calls prior to the start of the call and providing the ARRIS Group, Inc. name, conference pass code 18982813 and Bob Puccini as the moderator. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the conference call. A replay of the conference call can be accessed approximately two hours after the call through August 12, 2013 by dialing 888-286-8010 or 617-801-6888 for international calls and using the pass code 24874293. A replay also will be made available for a period of 12 months following the conference call on ARRIS’ website at www.arrisi.com.

About ARRIS

ARRIS is a premier video and broadband technology company that transforms how service providers worldwide deliver entertainment and communications without boundaries. Its powerful end-to-end platforms enable service and content providers to improve the way people connect – with each other and with their favorite content. The Company’s vision and expertise continue to drive the industry’s innovations, as they have for more than 60 years. Headquartered north of Atlanta, in Suwanee, Georgia, ARRIS has R&D, sales and support centers throughout the world. For more information: www.arrisi.com

Forward-looking statements:

Statements made in this press release, including those related to:

•	growth expectations and business prospects;

•	revenues and net income for the third quarter 2013, and beyond;

•	the integration of the Motorola Home business

•	expected sales levels and acceptance of new ARRIS products; and

•	the general market outlook and industry trends

are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,

•

projected results for the third quarter 2013 as well as the general outlook for 2013 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;

•	we may encounter difficulties in combining the Motorola Home operations with ours, including difficulties combining personnel, facilities, and other operations or preserving customer relationships.

•

ARRIS’ customers operate in a capital intensive consumer based industry, and the current volatility in the capital markets or changes in customer spending may adversely impact their ability or willingness to purchase the products that the Company offers; and

•

because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption.

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the uncertain current economic climate and its impact on our customers’ plans and access to capital; the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended March 31, 2013. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.

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ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2013	2013	2012	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$610,502	$423,551	$131,703	$188,653	$199,395
Short-term investments, at fair value	130,723	184,838	398,414	359,753	340,166

Total cash, cash equivalents and short term investments	741,225	608,389	530,117	548,406	539,561

Restricted cash	3,801	4,689	4,722	4,665	3,942
Accounts receivable, net	662,156	206,236	188,581	171,143	179,371
Other receivables	11,007	3,743	350	578	1,414
Inventories, net	320,778	126,530	133,848	137,496	102,361
Prepaid income taxes	38,186	10,703	9,235	8,300	4,090
Prepaids	17,296	13,227	11,682	12,408	12,124
Current deferred income tax assets	127,225	25,927	24,944	20,787	21,972
Other current assets	283,491	13,674	16,413	10,607	12,676

Total current assets	2,205,165	1,013,118	919,892	914,390	877,511

Property, plant and equipment, net	404,157	54,109	54,378	54,593	56,175
Goodwill	807,142	193,976	194,115	194,469	194,626
Intangible assets, net	1,372,196	86,926	94,529	102,258	110,000
Investments	78,733	55,938	86,164	57,483	70,967
Noncurrent deferred income tax assets	12,340	52,410	47,431	49,589	47,228
Other assets	55,476	11,089	9,385	9,913	10,575

	$4,935,209	$1,467,566	$1,405,894	$1,382,695	$1,367,082

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$485,291	$47,783	$45,719	$49,061	$44,800
Accrued compensation, benefits and related taxes	88,382	36,791	29,773	35,066	28,165
Accrued warranty	40,206	2,768	2,882	3,036	2,995
Deferred revenue	80,254	61,431	44,428	50,859	63,023
Current portion of LT debt	289,990	225,368	222,124	—	—
Current income taxes liability	8,887	350	853	—	56
Other accrued liabilities	498,788	59,055	24,942	21,768	23,924

Total current liabilities	1,491,798	433,546	370,721	159,790	162,963
Long-term debt, net of current portion	1,837,952	—	—	218,943	215,823
Accrued pension	60,216	27,200	26,883	26,172	25,696
Accrued severance liability, net of current portion	3,782	4,262	4,119	3,895	3,758
Noncurrent income taxes payable	35,320	30,168	24,389	24,434	26,676
Noncurrent deferred income tax liabilities	190,176	351	351	334	340
Other noncurrent liabilities	48,196	18,836	19,043	20,362	21,039

Total liabilities	3,667,440	514,363	445,506	453,930	456,295

Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,726	1,509	1,488	1,479	1,473
Capital in excess of par value	1,657,383	1,292,971	1,285,575	1,270,561	1,259,946
Treasury stock at cost	(306,330)	(306,330)	(306,330)	(306,330)	(295,960)
Unrealized gain (loss) on marketable securities	(19)	288	206	74	211
Unfunded pension liability	(8,558)	(8,592)	(8,558)	(10,231)	(10,231)
Accumulated deficit	(76,736)	(26,459)	(11,809)	(26,604)	(44,468)
Cumulative translation adjustments	303	(184)	(184)	(184)	(184)

Total stockholders’ equity	1,267,769	953,203	960,388	928,765	910,787

	$4,935,209	$1,467,566	$1,405,894	$1,382,695	$1,367,082

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2013	2012	2013	2012
Net sales	$1,000,362	$349,327	$1,354,012	$652,227
Cost of sales	769,285	230,801	1,014,409	424,793

Gross margin	231,077	118,526	339,603	227,434

Operating expenses:
Selling, general, and administrative expenses	87,774	40,135	127,900	79,678
Research and development expenses	123,400	42,881	167,482	87,028
Acquisition and other costs	19,392	102	26,582	709
Loss on sale of product line	—	—	—	337
Restructuring charges	32,257	1,039	32,266	6,242
Amortization of intangible assets	58,130	7,444	65,733	14,823

	320,953	91,601	419,963	188,817

Operating income	(89,876)	26,925	(80,360)	38,617
Other expense (income):
Interest expense	18,612	4,422	23,243	8,772
Loss (gain) on investments	(728)	356	(1,293)	(605)
Loss on foreign currency	206	540	1,027	1,348
Interest income	(640)	(729)	(1,478)	(1,484)
Other (income) expense, net	(7,735)	(226)	11,681	(662)

Income (loss) from continuing operations before income taxes	(99,591)	22,562	(113,540)	31,248
Income tax expense (benefit)	(49,314)	7,561	(48,613)	10,448

Net income (loss)	$(50,277)	$15,001	$(64,927)	$20,800

Net income (loss) per common share:
Basic	$(0.37)	$0.13	$(0.52)	$0.18

Diluted	$(0.37)	$0.13	$(0.52)	$0.18

Weighted average common shares:
Basic	134,626	113,842	124,940	114,457

Diluted	134,626	115,111	124,940	116,352

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2013	2012	2013	2012
Operating Activities:
Net income	$(50,277)	$15,001	$(64,927)	$20,800
Depreciation	15,609	6,982	22,118	14,177
Amortization of intangible assets	58,130	7,444	65,733	14,823
Amortization of deferred finance fees	2,077	160	2,237	320
Non-cash interest expense	3,308	3,058	6,552	6,057
Deferred income tax provision (benefit)	(35,202)	(5,085)	(41,197)	(9,720)
Stock compensation expense	7,180	7,867	13,924	14,516
Reduction in revenue related to Comcast investment in ARRIS	—	—	13,182	—
Mark-to-market fair value adjustment related to Comcast investment in ARRIS	(6,159)	—	13,189	—
Provision for doubtful accounts	—	—	—	54
Loss on sale of product line	—	—	—	337
Loss (gain) on disposal of fixed assets	(34)	3	(38)	6
Gain on investments	(428)	356	(992)	(605)
Gain on equity investments	(301)	—	(301)	—
Excess tax benefits from stock-based compensation plans	(1,111)	(806)	(5,770)	(2,460)
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	1,141	4,056	(16,514)	(27,743)
Other receivables	(3,238)	3,700	(7,127)	7,393
Inventory	85,314	2,753	92,632	9,996
Income taxes payable/recoverable	(20,441)	2,087	(16,633)	8,452
Accounts payable and accrued liabilities	223,282	(17,262)	251,296	5,136
Other, net	15,102	279	16,645	4,327

Net cash provided by operating activities	293,952	30,593	344,009	65,866

Investing Activities:
Purchases of investments	(58,021)	(62,587)	(58,021)	(140,353)
Disposals of investments	113,310	31,253	358,021	83,161
Purchases of property & equipment, net	(15,113)	(5,494)	(21,402)	(9,256)
Sale of property & equipment	37	—	90	—
Cash paid for acquisition, net of cash acquired	(2,159,762)	—	(2,159,762)	—
Sale of product line	—	—	—	3,249

Net cash used in investing activities	(2,119,549)	(36,828)	(1,881,074)	(63,199)

Financing Activities:
Proceeds from issuance of debt	1,925,000	—	1,925,000	—
Cash paid for debt discount	(9,853)	—	(9,853)	—
Payment of debt obligations	(15,813)	—	(15,813)	—
Early redemption of long-term debt	(79)	—	(79)	—
Deferred financing costs paid	(42,207)	—	(42,207)	—
Repurchase of common stock	—	(15,236)	—	(41,551)
Excess income tax benefits from stock-based compensation plans	1,111	806	5,770	2,460
Repurchase of shares to satisfy employee tax withholdings	(415)	(19)	(12,407)	(8,052)
Fees and proceeds from issuance of common stock, net	154,804	4,271	165,453	7,996

Net cash used in financing activities	2,012,548	(10,178)	2,015,864	(39,147)

Net increase (decrease) in cash and cash equivalents	186,951	(16,413)	478,799	(36,480)
Cash and cash equivalents at beginning of period	423,551	215,808	131,703	235,875

Cash and cash equivalents at end of period	$610,502	$199,395	$610,502	$199,395

ARRIS GROUP, INC.

PRELIMINARY SUPPLEMENTAL SALES & NET INCOME RECONCILIATION

(in thousands, except per share data)	Q1 2013		Q2 2013		YTD 2013
		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount
Sales	$353,650		$1,000,362		$1,354,012

Highlighted items:
Reduction in revenue related to Comcast investment in ARRIS	13,182		—		13,182
Purchase accounting impacts of deferred revenue	—		2,417		2,417

Sales excluding highlighted items	$366,832		$1,002,779		$1,369,611

	Q1 2013		Q2 2013		YTD 2013
		Per Diluted		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount	Share
Net income (loss)	$(14,650)	$(0.13)	$(50,277)	$(0.37)	$(64,927)	$(0.52)

Highlighted items:
Impacting gross margin:
Reduction in revenue related to Comcast investment in ARRIS	13,182	0.11	—	—	13,182	0.10
Acquisition accounting impacts related to Motorola Home fair value of inventory	—	—	57,600	0.42	57,600	0.45
Product rationalization	—	—	13,582	0.10	13,582	0.11
Stock compensation expense	831	0.01	866	0.01	1,697	0.01
Acquisition accounting impacts related to Motorola Home deferred revenue	—	—	1,472	0.01	1,472	0.01

Impacting operating expenses:
Acquisition costs and other	7,190	0.06	19,392	0.14	26,582	0.21
Restructuring	9	—	32,257	0.24	32,266	0.25
Amortization of intangible assets	7,603	0.06	58,130	0.43	65,733	0.51
Stock compensation expense	5,913	0.05	6,314	0.05	12,227	0.10

Impacting other (income) / expense:
Non-cash interest expense	3,244	0.03	3,308	0.02	6,552	0.05
Credit facility - ticking Fees	388	—	477	—	865	0.01
Mark to market FV adjustment related to Comcast investment in ARRIS	19,348	0.16	(6,159)	(0.05)	13,189	0.10

Impacting income tax expense:
Adjustments of income tax valuation allowances and other	(7,516)	(0.06)	—	—	(7,516)	(0.06)

Tax related to highlighted items above	(5,735)	(0.05)	(74,784)	(0.55)	(80,520)	(0.63)

Total highlighted items	44,457	0.37	112,455	0.82	156,911	1.23

Net income excluding highlighted items	$29,807	$0.25	$62,178	$0.46	$91,984	$0.72

Weighted average common shares - basic		115,150		134,626		124,940

Weighted average common shares - diluted		119,022		136,626		127,731

(in thousands, except per share data)	Q1 2012		Q2 2012		YTD 2012
		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount
Sales	$302,901		$349,327		$652,228

Highlighted items:
Purchase accounting impacts of deferred revenue	1,258	0.01	663	—	1,921

Sales excluding highlighted items	$304,159		$349,990		$654,149

	Q1 2012		Q2 2012		YTD 2012
		Per Diluted		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount	Share
Net income	$5,799	$0.05	$15,001	$0.13	$20,800	$0.18

Highlighted items:
Impacting gross margin:
Acquisition accounting impacts related to Motorola Home deferred revenue	1,258	0.01	663	—	1,921	0.02
Stock compensation expense	750	0.01	809	0.01	1,559	0.01

Impacting operating expenses:
Acquisition costs and other	944	0.01	102	—	1,046	0.01
Restructuring	5,203	0.04	1,039	0.01	6,242	0.05
Amortization of intangible assets	7,379	0.06	7,444	0.05	14,823	0.12
Stock compensation expense	5,899	0.05	7,058	0.05	12,957	0.10

Impacting other (income) / expense:
Non-cash interest expense	2,999	0.03	3,058	0.02	6,057	0.05
Impairment of investment	—	—	466	—	466	—

Tax related to highlighted items above	(8,121)	(0.07)	(6,749)	(0.05)	(14,870)	(0.12)

Total highlighted items	16,311	0.14	13,890	0.12	30,201	0.26

Net income excluding highlighted items	$22,110	$0.19	$28,891	$0.25	$51,001	$0.44

Weighted average common shares - diluted		117,597		115,111		116,514

Notes to GAAP to Adjusted Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Acquisition Accounting Impacts Related to Deferred Revenue: In connection with our acquisitions of Motorola Home and BigBand, business combination rules require us to account for the fair values of arrangements for which acceptance has not been obtained, and post contract support in our purchase accounting. The non-GAAP adjustment to our sales and cost of sales is intended to include the full amounts of such revenues. We believe the adjustment to these revenues is useful as a measure of the ongoing performance of our business. We have historically experienced high renewal rates related to our support agreements and our objective is to increase the renewal rates on acquired post contract support agreements; however, we cannot be certain that our customers will renew our contracts.

Inventory Valuation: In connection with our acquisition of Motorola Home, business combinations rules require the inventory be recorded at fair value on the opening balance sheet. This is different from historical cost. Essentially we were required to write the inventory up to end customer price less a reasonable margin as a distributor. This resulted in an increase in the value of inventory and will result in higher cost of goods sold as it is sold.

Product Rationalization: In conjunction with the integration of Motorola Home, we have identified certain product lines which overlap. In the second quarter of 2013, we made the decision to eliminate certain products. As a result, we recorded expenses related to the elimination of inventory and certain vendor liabilities. We believe it is useful to understand the effects of this item on our total cost of goods sold.

Reduction in Revenue Related to Comcast Investment in ARRIS: In connection with our acquisition of Motorola Home, Comcast purchased shares of ARRIS common stock to fund a portion of the acquisition price. The accounting guidance requires that we record the implied fair value of benefit received by Comcast as a reduction in revenue. Until the closing of the deal, changes in the value of the investment were marked to market and flowed through other expense (income). We have excluded the effect of the implied fair value in calculating our non-GAAP financial measures. We believe it is useful to understand the effects of these items on our total revenues and other expense (income).

Stock-Based Compensation Expense: We have excluded the effect of stock-based compensation expenses in calculating our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We record non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, the non-cash compensation expense may vary significantly but will recur in future periods.

Restructuring, Acquisition and Integration Costs: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses in calculating our non-GAAP operating expenses and net income measures. We will incur significant expenses in connection with our recent acquisition of Motorola Home, which we generally would not otherwise incur in the periods presented as part of our continuing operations. Acquisition related expenses consist of transaction costs, costs for transitional employees, other acquired employee related costs, and integration related outside services. Restructuring expenses consist of employee severance, abandoned facilities, and other exit costs. We believe it is useful to understand the effects of these items on our total operating expenses.

Loss on Sale of Product Line: We have excluded the effect of a loss on the sale of a product line in calculating our non-GAAP operating expenses and net income measures. We believe it is useful to understand the effects of these items on our total operating expenses.

Amortization of Intangible Assets: We have excluded the effect of amortization of intangible assets in calculating our non-GAAP operating expenses and net income measures. Amortization of intangible assets is non-cash, and is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Non-Cash Interest on Convertible Debt: We have excluded the effect of non-cash interest in calculating our non-GAAP operating expenses and net income measures. We record the accretion of the debt discount related to the equity component non-cash interest expense. We believe it is useful to understand the component of interest expense that will not be paid out in cash.

Impairment of Investment: We have excluded the effect of an other-than-temporary impairment of a cost method investment in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-cash item in our other expense (income).

Credit Facility - Ticking Fees: In connection with our acquisition of Motorola Home, the cash portion of the consideration was funded primarily through debt financing commitments. A ticking fee is a fee paid to our banks to compensate for the time lag between the commitment allocation on a loan and the actual funding. We have excluded the effect of the ticking fee in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-cash item in our other expense (income).

Mark To Market Fair Value Adjustment Related To Comcast Investment in ARRIS: In connection with our acquisition of Motorola Home, Comcast purchased shares of ARRIS common stock. The accounting guidance requires we mark to market the changes in the value of the investment and flow through other expense (income). We have excluded the effect of the implied fair value in calculating our non-GAAP financial measures. We believe it is useful to understand the effects of these items on our total other expense (income).

Income Tax Expense (Benefit): We have excluded the tax effect of the non-GAAP items mentioned above. Additionally, we have excluded the effects of certain tax adjustments related to state valuation allowances, research and development tax credits and provision to return differences.